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                                                            EXHIBIT 99.(g)(2)(i)

                                   APPENDIX A
                                       TO
                           MASTER CUSTODIAN AGREEMENT

WELLS FARGO VARIABLE TRUST
   VT Asset Allocation Fund/1/
   VT C&B Large Cap Value Fund/2/
   VT Core Equity Fund*
   VT Discovery Fund
   VT Equity Income Fund/3/
   VT International Core Fund/4/
   VT Intrinsic Value Fund*
   VT Large Company Core Fund/5/
   VT Large Company Growth Fund/6/
   VT Money Market Fund/7/
   VT Omega Growth Fund*
   VT Opportunity Fund
   VT Small Cap Growth Fund
   VT Small/Mid Cap Value Fund/8/
   VT Total Return Bond Fund

Appendix A amended:  March 1, 2010

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/1/  On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust
     approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund, effective May 1, 2010.

/2/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT C&B Large Cap Value Fund into the VT Intrinsic Value Fund. Subject to the receipt of shareholder approval, the merger will become effective on July 16, 2010.

* In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the establishment of new Wells Fargo Advantage VT shell funds to become effective on July 16, 2010.

/3/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the VT Intrinsic Value Fund. Subject to the receipt of shareholder approval, the merger will become effective on July 16, 2010.

/4/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT International Core Fund to the VT International Equity Fund effective July 16, 2010.

/5/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Core Fund to the VT Core Equity Fund. Upon shareholder approval, the merger will become effective on July 16, 2010.

/6/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Growth Fund to the VT Omega Growth Fund. Subject to the receipt of shareholder approval, the merger will become effective on July 16, 2010.

/7/ On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Money Market Fund effective April 30, 2010.

/8/ On January 11, 2010, the Board approved the name change of the VT Small/Mid Cap Value Fund to the VT Small Cap Value Fund, effective May 1, 2010.